As filed with the Securities and Exchange Commission on November 13, 2015

Registration No. 333-207454

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 2 to

Form F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MIMECAST LIMITED

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Bailiwick of Jersey	7372	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Peter Bauer

Chief Executive Officer

CityPoint, One Ropemaker Street, Moorgate

London EC2Y 9AW

United Kingdom

+44 0207 847 8700

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Mimecast North America, Inc.

480 Pleasant Street

Watertown, MA 02472

+1 781 996 5340

Attention: Peter Campbell

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark J. Macenka, Esq. Michael J. Minahan, Esq. Goodwin Procter LLP 53 State Street Boston, MA 02109 Tel: (617) 570-1000	Howard Palmer Taylor Wessing LLP 5 New Street Square London EC4A 3TW United Kingdom Tel: +44 (0) 20 7300 7000	Colin J. Diamond, Esq. Joshua G. Kiernan, Esq. White & Case LLP 1155 Avenue of the Americas New York, NY 10036 Tel: (212) 819-8200

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED(1)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(2)	AMOUNT OF REGISTRATION FEE(3)
Ordinary shares, nominal value $0.012 per share	8,912,500	$12.00	$106,950,000	$10,770

(1)	Estimated pursuant to Rule 457(a) under the Securities Act of 1933, as amended. Includes additional shares that the underwriters have the option to purchase to cover over-allotments, if any.
(2)	Estimated solely for the purpose of calculating the registration fee.
(3)	Previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

The sole purpose of this Amendment No. 2 to the Registration Statement on Form F-1 (File No. 333-207454) (the “Registration Statement”) is to file an exhibit to the Registration Statement as indicated in Item 8(a) of Part II of this amendment. No change is made to the preliminary prospectus constituting Part I of the Registration Statement or Items 6, 7, 8(b) or 9 of Part II of the Registration Statement. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 8(a) of Part II, the signature page to the Registration Statement and the filed exhibit.

Item 8.	Exhibits and Financial Statement Schedules

(a)

The following exhibits are filed herewith:

Number	Exhibit Title

1.1 *	Form of Underwriting Agreement

3.1†	Articles of Association of the Registrant

3.1.1 *	Articles of Association of the Registrant to become effective following the effectiveness of the registration statement

3.2†	Form of Articles of Association of the Registrant to become effective upon closing of this offering

4.1†	Specimen certificate evidencing ordinary shares of the Registrant

4.2†	Subscription and Shareholders’ Agreement, dated September 18, 2012, by and among Mimecast Limited and the other parties thereto

4.2.1†	Shareholders’ Agreement, dated November 5, 2015, by and among the Registrant and the other parties thereto

4.3†	Registration Rights Agreement, dated September 18, 2012, by and among Mimecast Limited and the other parties thereto

4.3.1†	Registration Rights Agreement, dated November 5, 2015, by and among the Registrant and the other parties thereto

5.1 *	Opinion of Mourant Ozannes

10.1†	Form of Indemnification Agreement

10.2†	Underlease, dated August 7, 2013, by and between Mimecast Services Limited and Sands Service Company (No. 2)

10.3†	Lease, dated November 12, 2012, by and between Mimecast North America, Inc. and Farley White Aetna Mills, LLC

10.4†	Agreement of Lease, dated June 24, 2013, by and between Mimecast South Africa (Pty) Ltd and City Square Trading 522 (Pty) Ltd

10.5†	Third Amended and Restated Loan Agreement, dated May 22, 2015, by and among Mimecast Services Limited, Mimecast North America, Inc. and Silicon Valley Bank, as amended

10.5.1 *	Amendment Letter and Confirmation, dated November 13, 2015, by and among Mimecast Services Limited, Mimecast North America, Inc. and Silicon Valley Bank

10.6†	Mimecast Limited 2007 Key Employee Share Option Plan and Form of Share Option Agreement

10.7†	Mimecast Limited 2010 EMI Share Option Scheme

10.8†	Mimecast Limited Approved Share Option Plan and Form of Share Option Certificate

10.9†	Mimecast Limited 2015 Share Option and Incentive Plan

10.10†	Mimecast Limited 2015 Employee Share Purchase Plan

21.1†	Subsidiaries of the Registrant

23.1*	Consent of Mourant Ozannes (included in exhibit 5.1)

23.2†	Consent of Ernst & Young LLP, independent registered public accounting firm

24.1†	Power of attorney (included on signature page)

*	Filed with this amendment
†	Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in London, United Kingdom, November 13, 2015.

MIMECAST LIMITED

By:	/s/ Peter Bauer
Name: Title:	Peter Bauer Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated:

Signature	Title	Date

/s/ Peter Bauer Peter Bauer	Chief Executive Officer and Director (Principal Executive Officer)	November 13, 2015

* Peter Campbell	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	November 13, 2015

* Neil Murray	Director	November 13, 2015

* Christopher FitzGerald	Director	November 13, 2015

* Norman Fiore	Director	November 13, 2015

* Jeffrey Lieberman	Director	November 13, 2015

* Bernard Dallé	Director	November 13, 2015

* Hagi Schwartz	Director	November 13, 2015

*By:	/s/ Peter Bauer
Peter Bauer Attorney-in-Fact

MIMECAST NORTH AMERICA, INC.

Authorized U.S. Representative

By:	/s/ Peter Campbell
Name: Title:	Peter Campbell Chief Financial Officer